KADANT INC.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2018

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KADANT INC.

Item 1.01 Entry into a Material Definitive Agreement.

(a) Second Amendment to the Credit Agreement

On December 14, 2018, Kadant Inc. (“Kadant” or the “Company”) entered into a second amendment (the “Second Amendment”) to the Credit Agreement (as defined below) with certain of its subsidiaries party thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), Citizens Bank, N.A., as administrative agent (the “Administrative Agent”), and Citizens Bank, N.A., as multicurrency administrative agent (the “Multicurrency Administrative Agent” and together with the Administrative Agent, the “Agents”). The Second Amendment amends the Company’s existing amended and restated credit agreement, dated as of March 1, 2017, as amended to date (the “Credit Agreement”), by and among Kadant, certain of Kadant’s subsidiaries from time to time party thereto, the Lenders and the Agents, which previously provided for a five-year unsecured revolving credit facility in the maximum principal amount of $300 million.

Pursuant to the Second Amendment, the Credit Agreement was amended to, among other changes, (i) increase the revolving loan commitment from $300 million to $400 million, (ii) increase the uncommitted incremental borrowing facility from $100 million to $150 million, (iii) permit the maximum consolidated leverage ratio under the financial condition covenant to be increased from 3.50 to 1.00 to 3.75 to 1.00, or for the fiscal quarter during which a material acquisition occurs and for the three fiscal quarters thereafter, to 4.00 to 1.00, and (iv) extend the maturity date under the Credit Agreement to December 14, 2023.

The foregoing description of the Second Amendment does not purport to be a complete statement of the parties’ rights thereunder and is qualified in its entirety by reference to the full text of the Second Amendment, which will be filed as an exhibit to Kadant's Annual Report on Form 10-K for the fiscal year ended December 29, 2018 with the Securities and Exchange Commission ("SEC").

(b) Multi-Currency Note Purchase and Private Shelf Agreement

On December 14, 2018, the Company entered into an uncommitted, unsecured Multi-Currency Note Purchase and Private Shelf Agreement (the “Note Purchase Agreement”) with PGIM, Inc. (“Prudential”) and the Purchasers (as defined in the Note Purchase Agreement). Simultaneous with the execution of the Note Purchase Agreement, the Company issued to certain Purchasers senior promissory notes (“Initial Notes”) in an aggregate principal amount of $10,000,000, with a per annum interest rate of 4.90% payable semiannually, and a maturity date of December 14, 2028. If an event of default (as defined in the Note Purchase Agreement, and further described below) occurs and is continuing, the holders of the Initial Notes may declare the principal, accrued interest and any prepayment premium of the Initial Notes due and payable. The Company is required to prepay a portion of the principal of the Initial Notes beginning on December 14, 2023 and each year thereafter, and may optionally prepay the principal on the Initial Notes, together with any prepayment premium, at any time (in a minimum amount of $1,000,000, or the foreign currency equivalent thereof, if applicable), in accordance with the Note Purchase Agreement.

Subject to the terms and conditions of the Note Purchase Agreement, the Company may also issue additional senior promissory notes (each, an “Additional Note” and together with the Initial Notes, the “Notes”) from time to time in the aggregate principal amount of up to an additional $115,000,000. Prudential has no obligation to purchase the Additional Notes. If Prudential elects to purchase Additional Notes, the interest rate for each Additional Note will be determined by Prudential and proposed to the Company within five business days after the Company’s request, which proposal the Company may accept or decline. The Company may issue Additional Notes pursuant to the Note Purchase Agreement until the earlier of (i) December 14, 2021 and (ii) the thirtieth day after Prudential or the Company gives the other party written notice to terminate the issuance and sale of Additional Notes pursuant to the Note Purchase Agreement. The Notes will be pari passu with the Company’s indebtedness under the Credit Agreement, and any other senior debt of the Company, subject to certain specified exceptions, and will participate in a sharing agreement with respect to the obligations of the Company and its subsidiaries under the Credit Agreement. The Notes are guaranteed by certain of the Company’s domestic subsidiaries pursuant to a guaranty agreement.

KADANT INC.

The Note Purchase Agreement contains customary affirmative and negative covenants, which are substantially identical to the covenants set forth in the Credit Agreement, including, among other things, compliance with financial covenants; compliance with applicable law and contractual obligations; maintenance of corporate existence and property, payment of obligations; and limitations on indebtedness, liens, fundamental changes, dispositions of property, restricted payments (including dividends and stock repurchases), swap agreements, investments and other specified transactions. In addition, the Note Purchase Agreement contains customary representations and warranties and closing conditions, as well as customary events of default, which include, without limitation, the failure to pay principal, interest or any prepayment premium when due; cross-defaults with respect to the Company’s or certain of its subsidiaries’ other indebtedness in excess of $10,000,000; bankruptcy; and the failure of guarantees to be enforceable.

The foregoing description of the Note Purchase Agreement does not purport to be a complete statement of the parties' rights under the Note Purchase Agreement and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which will be filed as an exhibit to Kadant's Annual Report on Form 10-K for the fiscal year ended December 29, 2018 with the SEC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Second Amendment and Note Purchase Agreement is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to certain restrictions on the payment of dividends under the Note Purchase Agreement is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on December 19, 2018 announcing the execution of the Second Amendment and Note Purchase Agreement is furnished with this Form 8-K and attached hereto as Exhibit 99.

The information contained in this Item 7.01 (including Exhibit 99) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the Company’s future growth strategies, investments and capital deployment, and future plans by the Company to issue Notes under the Note Purchase Agreement and/or borrow under the Credit Agreement. These forward-looking statements represent Kadant’s expectations as of the date of this Form 8-K. Kadant undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended December 30, 2017 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to market conditions, which will affect the terms on which the Company may issue Additional Notes, if at all; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; Kadant’s customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers;

KADANT INC.

international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruptions in production; Kadant’s acquisition strategy; Kadant’s internal growth strategy; competition; soundness of suppliers and customers; Kadant’s effective tax rate; future restructurings; soundness of financial institutions; Kadant’s debt obligations; restrictions in the Credit Agreement and the Note Purchase Agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of Kadant’s information systems or breaches of data security; fluctuations in Kadant’s share price; and anti-takeover provisions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The following exhibit relating to Item 7.01 shall be deemed to be furnished and not filed.

Exhibit No.	Description of Exhibits

99	Press Release dated December 19, 2018, announcing the execution of the Second Amendment and Note Purchase Agreement.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: December 19, 2018	By:	/s/ Michael J. McKenney
Michael J. McKenney Executive Vice President and Chief Financial Officer

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